UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 4, 2015

SkyWest, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road
St. George, Utah	84790
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:

(435) 634-3200

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2015, SkyWest, Inc. (the “Company”) announced the appointments of Robert J. Simmons as Chief Financial Officer of the Company and Wade J. Steel as Chief Commercial Officer of the Company.  The Company also announced the retirement of Bradford R. Rich from the Company, who has served as the Chief Commercial Officer of the Company since May 2014.  Mr. Simmons’ appointment will become effective March 16, 2015 and Mr. Steel’s appointment will become effective March 6, 2015.

Mr. Simmons is 52 years old.  Prior to his employment with the Company, Mr. Simmons was a partner with Bendigo Partners, LLC, which specializes in global technology-based financial services as both private investors and operational advisors, from 2009 to 2014.  From 2003 to 2008, Mr. Simmons was the Chief Financial Officer at E*Trade Financial Corporation, an online discount stock brokerage service for self-directed investors.

Mr. Steel, who is 39 years old, has been employed by the Company since April 2007.  At the time of his appointment as Chief Commercial Officer, Mr. Steel was serving as Executive Vice President and acting Chief Financial Officer of the Company, positions to which he was appointed in May 2014 and which he will continue to fill until Mr. Simmons’ appointment becomes effective.  From May 2011 to May 2014, Mr. Steel served as Vice President — Controller of SkyWest Airlines, Inc., a wholly-owned operating subsidiary of the Company (“SkyWest Airlines”).  From April 2007 until May 2011, Mr. Steel served as Director Financial Planning and Analysis of SkyWest Airlines.  Prior to joining SkyWest Airlines, Mr. Steel spent seven years in public accounting, providing audit and advisory services to companies in the transportation, manufacturing, software and financial services industries. Mr. Steel is a certified public accountant.

Mr. Steel is, and the Company anticipates that Mr. Simmons will be, an “at-will” employee of the Company.  Effective March 16, 2015 for Mr. Simmons and effective January 1, 2015 for Mr. Steel, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) established their annual base salaries in the amounts of $300,000 and $240,000, respectively, and determined that they will be eligible to earn annual incentive bonuses of up to $780,000 and $624,000, respectively, based upon the Company’s achievement of performance criteria established by the Compensation Committee.  Messrs. Simmons and Steel will also be eligible to participate in the other long-term incentive plans of the Company, as determined by the Compensation Committee, and other benefit plans generally available to the executive officers of the Company and its subsidiaries.

The Company intends to enter into an Indemnification Agreement with Mr. Simmons that is substantially similar to the form of Indemnification Agreement for the Company’s directors and executive officers that was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2013, as filed with the Securities and Exchange Commission on August 7, 2013.  The Company has previously entered into a similar Indemnification Agreement with Mr. Steel.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following is filed as an exhibit to this report:

Exhibit Number	Title of Document	Location
99.1	Press release dated March 4, 2015	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyWest, Inc.

Dated: March 6, 2015	By	/s/ Eric J. Woodward
Eric J. Woodward, Chief Accounting Officer